Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on November 2, 2007

Burr Ridge, Illinois – (October 30, 2007) BankFinancial Corporation (Nasdaq – BFIN) will review third quarter 2007 results in a conference call and webcast for stockholders and analysts on Friday, November 2, 2007 at 9:30 a.m. Central Standard Time (CST).

The conference call may be accessed by calling (800) 573-4754 and using participant passcode 81149243. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CST on November 16, 2007 on our website. Copies of BankFinancial Corporation’s Third Quarter 2007 Financial Review and our Earnings Release are scheduled to be available on our website, under the “Stockholder Information” section on the evening of November 1, 2007.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented savings bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At June 30, 2007, BankFinancial Corporation had total assets of $1.532 billion, total loans of $1.283 billion, total deposits of $1.105 billion and stockholders’ equity of $307 million. The company’s common stock trades on the Nasdaq Stock Market under the symbol BFIN.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:

Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial Corporation Telephone: 630-242-7234